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                                                                      Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Surety Capital Corporation on Form S-8 (File No. 33-35415), Form S-8 (File No. 33-63695), Form S-8 (File No. 333-20615), Form S-8 (File No. 333-57253), Form
S-3 (File No. 33-44893); Form S-3 (File No. 33-89264) and Form S-3 (File No. 333-57601) of our report, which includes a going concern explanatory paragraph due to the ability of the Company to comply with the Formal Agreement mandated by the Office of the Comptroller of the Currency, and the resulting uncertainty as to regulatory actions, dated February 18, 1999, except as to the information presented in Notes 8 and 18, for which the date is March 31, 1999, and Note 22, for which the date is April 13, 1999, on our audits of the consolidated financial statements of Surety Capital Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Fort Worth, Texas
April 15, 1999